SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 25, 2008 (the “Effective Date”), is made and entered into by and among VISCORP, INC., a corporation organized under the laws of the State of Delaware (“Viscorp” or the “Company”); CHARLES DRISCOLL, an individual (“the “Viscorp Principal Stockholder”); RAYGERE LIMITED, a British Virgin Islands corporation, (“Raygere”); TIME POLY MANAGEMENT LIMITED, a British Virgin Islands corporation (“Time Poly”); HAPPYVALE LIMITED, a British Virgin Islands corporation (“Happyvale”); FARTOP MANAGEMENT LIMITED, a British Virgin Islands corporation (“Fartop”); CMARK HOLDINGS CO., LTD., a corporation organized under the laws of the Cayman Islands (“Cmark” and together with Time Poly, Happyvale and Fartop, the “THFC Parties”); GRANDWAY GROUP HOLDINGS LIMITED, a corporation organized under the laws of Hong Kong (“Grandway”); and each of the purchasers set forth on the counterpart signature pages hereto (individually, a “Investor” and collectively, the “Investors”).  The THFC Parties are hereinafter sometimes collectively referred to as the “Raygere Stockholders.”  The Company, Raygere, the Raygere Stockholders and Grandway are sometimes collectively referred to herein as the “Corporate Parties” and the Corporate Parties, the Viscorp Principal Stockholder and the Investors are hereinafter sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

WHEREAS, the Company is an inactive publicly traded corporation whose shares of common stock are traded on the over-the-counter bulletin board; and

WHEREAS, the Raygere Stockholders own 100% of the shares of capital stock of Raygere; and

WHEREAS, Raygere owns 100% of the shares of capital stock of Grandway; and

WHEREAS, (a) on October 30, 2007, Grandway consummated the acquisition of 100% of the share capital of CHENGDU TIANYIN PHARMACEUTICAL CO., LTD., a corporation organized and existing under the laws of the People’s Republic of China (“CTP”) pursuant to a purchase agreement with CTP’s shareholders; and

WHEREAS, Raygere and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Investors desire to purchase and the Company desires to issue and sell, upon the terms and subject to the conditions set forth in this Agreement, a minimum of 100 and a maximum of 152.25 units of securities (the “Units”), consisting of a (a) minimum of (U.S.)$10,000,000 and a maximum of (U.S.)$15,225,000 aggregate principal amount 10% Convertible Exchangeable Notes due on or before June 30, 2009 (the “Notes”), in the form of as Exhibit “A” annexed hereto; (b) five (5) year warrants purchase shares of Company common stock, $0.001 par value per share (the “Common Stock”) in the form of Exhibit “B-1” annexed hereto (the “Class A Warrants”); and (c) seven (7) year warrants to purchase shares of Company Common Stock in the form of Exhibit “B-2” annexed hereto (the “Class B Warrants,” and together with the Class A Warrants, collectively referred to as the “Warrants”); and

WHEREAS, each full Unit shall consist of (a) $100,000 principal amount of Notes, and (b) Warrants to purchase shares of Company Common Stock as provided herein (collectively, the “Securities”); and

WHEREAS, upon the filing with the Secretary of State of the State of Delaware of the “Viscorp Amended Charter” and the “Series A Preferred Certificate of Designations” (as those terms are hereinafter defined), the Notes shall automatically, and without any further action on the part of the holders thereof, be exchanged for shares of 10% Series A Convertible Preferred Stock of Viscorp,  containing the rights, privileges and designations set forth in the Series A Preferred Certificate of Designations annexed hereto as Exhibit “C” and made a part hereof (the “Series A Preferred Stock”); and

WHEREAS, each of the Investors wishes to purchase, upon the terms and conditions stated in this Agreement, such number of Units and principal amount of Notes and number of Warrants as is set forth immediately below his or its name on the counterpart signature pages hereto; and

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit “D” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws; and

WHEREAS, the net proceeds of the sale of the Units is being contributed by the Company to the Subsidiaries (as defined herein) to be used for the purposes described in this Agreement; and

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the THFC Parties, affiliates of certain of the members of the “Management Group” (as hereinafter defined)  will place in escrow certain shares of Company Common Stock, to be delivered based upon the future “Adjusted Net Income” (as defined) of the Company and its Subsidiaries, all as set forth in this Agreement;

NOW THEREFORE, the Parties hereto do each severally (and not jointly) hereby agree as follows:

1.

Authorization and Purchase and Sale of Securities; Terms of the Offering; Certain Definitions; and Covenants of the Parties.

a.

Authorization of Units.  The Company has authorized the issue and sale of the Units, and the related Notes and Warrants.

b.

Purchase of Units.  Subject to the terms and conditions of this Agreement:

(i)

on or before January 9, 2008, subject to extension of such date by Raygere to a date not later than January 15, 2008 (the “Initial Closing Date”), the Company shall issue and sell to those Investors subscribing for such Units on or before the Initial Closing Date, and such Investors severally agrees to purchase from the Company, not less than 100 Units consisting of not less than (U.S.)$10,000,000 of Notes and Warrants to purchase such number of shares of Common Stock as is or shall be set forth immediately below such Investors’ names on the signature pages hereto; and

(ii)

at various times between the Initial Closing Date and January 31, 2008, subject to extension of such date by the Company to not later than February 15, 2008 (the “Outside Closing Date”), the Company shall issue and sell to those Investors subscribing for such Units at various times on or before the Outside Closing Date, and such Investors severally agree to purchase from the Company, up to a maximum of 52.25 additional Units consisting of up to (U.S.)$5,225,000 of Notes and Warrants to

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purchase such number of shares of Company Common Stock as is or shall be set forth immediately below such Investors’ names on the signature pages hereto.

The total amount of Notes being sold in the Offering shall not exceed (U.S.)$15,225,000.

c.

Terms of Offering of the Units.

The offering of the Units are subject to the following terms and conditions:

(i)

In the event that a minimum of 100 Units are not subscribed to and fully paid for on or before the Outside Closing Date, the offering of Units shall terminate, and all funds theretofore subscribed for shall be returned to the Investors without interest or deduction.

(ii)

Subject to the foregoing, the offering of Units shall continue until the Outside Closing Date, and periodic closings may be held (not more often than once every two weeks) as additional Units are sold between the Effective Date and the Outside Closing Date.

d.

Form of Payment.  On each Closing Date (i) each Investor shall pay the purchase price for the Notes and the Warrants to be issued and sold to it or him (the “Purchase Price”) by wire transfer of immediately available funds to Viscorp, in accordance with Viscorp’s written wiring instructions, against delivery of the Notes in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Investor’s name on the signature pages hereto, and (ii) Viscorp shall deliver such Notes and Warrants duly executed on behalf of Viscor, to such Investor, against delivery of such Purchase Price.

e.

Closing Dates.  Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the dates and times of the issuance and sale of the Notes and the Warrants shall be as set forth in Section 1(b) and Section 1(c) of this Agreement.  The initial closing of the transactions contemplated by this Agreement (the “(Initial Closing”) shall occur on the Initial Closing Date and subsequent closings shall be held at such times and such location as shall be determined by the Company up to and including the Outside Closing Date.  The Initial Closing Date, the Outside Closing Date, and the date of each additional closing held during the period between the Initial Closing Date and the Outside Closing Date is sometimes individually referred to herein as a “Closing Date” and collectively referred to herein as a “Closing Dates.”

f.

Certain Definitions.

In addition to the other terms defined herein, as used in this Agreement, the following capitalized terms shall have the meanings set forth below.

(i)

Business Day - shall mean any day other than Saturday or Sunday or any other day when Citibank NA, New York, New York, is not open for business.

(ii)

Management Group - shall mean the collective reference to (A) the executive officers and directors of the Company described under the section entitled “MANAGEMENT” in the Company’s Form 8-K describing the business of the Company, the Reverse Merger and the Offering of the Notes and Warrants, as filed with the SEC on or before January 31, 2008, and (B) any other Persons who shall become executive officers or directors of the Company prior to three years from the “Issuance Date” (as that term is defined in the Certificate of Designations..

(iii)

Notes - shall mean the maximum $15,225,000 principal amount of 10% Convertible Exchangeable Notes of the Company due on or before June 30, 2009, in the form annexed hereto as Exhibit “A” and made a part hereof.

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(iv)

Person shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity, government agency or organization.

(v)

Series A Preferred Stock - shall mean the maximum 9,515,625 shares of 10% Series A Convertible Preferred Stock of the Company, $0.001 par value per share, that shall: (A) have a stated liquidation value of $1.60 per share (the “Stated Value”); (B) pay a dividend of 10% per annum, payable quarterly at the option of the Company either (x) in cash, or (y) if such shares have been registered for resale under the Securities Act, in additional shares of our Common Stock valued at $1.60 per share; (C) be convertible, at the option of the holder, into shares of Company Common Stock on the basis each one (1) full share of Series A Preferred Stock being converted into one (1) full Share of Company Common Stock (the “Series A Preferred Conversion Rate”), which Series A Preferred Conversion Rate shall be subject to certain adjustments, including weighted average anti-dilution adjustments; and (D) contain the rights, privileges and designations set forth in the certificate of designations (the “Series A Preferred Certificate of Designations”) annexed hereto as Exhibit “C”.

(vi)

SEC - shall mean the United States Securities and Exchange Commission.

(vii)

Securities Act - shall mean the United States Securities Act of 1933, as amended.

(viii)

Subsidiary - shall mean any “significant subsidiary” or “subsidiary” (as such terms are defined in the SEC’s Rule 1-02 of Regulation S-X as promulgated under the Securities Act.

(ix)

Warrants - shall mean the collective reference to:

(A)

five (5) year Class A warrants to purchase, at an exercise price of $2.50 per share, that number of shares of Company common stock equal to fifty percent (50%) of the number of shares of Company common stock issuable upon conversion of the Series A Preferred Stock, and in the form attached hereto as Exhibit “B-1” annexed hereto (the “Class A Warrants”); and

(B)

seven (7) year Class B warrants to purchase, at an exercise price of $3.00 per share, that number of  shares of Company common stock equal to fifty percent (50%) of the number of shares of Company common stock issuable upon conversion of the Series A Preferred Stock, and in the form of Exhibit “B-2” annexed hereto (the “Class B Warrants”).

g.

Certain Covenants of the Parties.

(i)

Share Exchange Agreement.

In January 2008, the Company, the Raygere Stockholders and the Viscorp Principal Stockholder entered into a share exchange agreement (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, upon consummation of the transactions contemplated thereby: (A) the Viscorp Principal Stockholder shall contribute back to the capital of Viscorp for cancellation 3,310,000 shares of Company Common Stock, and (B) all of the issued and outstanding shares of capital stock of Raygere shall be exchanged for an aggregate of 12,790,800 shares of Company Common Stock, representing 87.68% of the total number of issued and outstanding shares of Company Common Stock, before giving effect to dilution resulting from the conversion into Company Common Stock of the Series A Preferred Stock and the exercise of the Warrants (the “Share Exchange”).  The Share Exchange and related transactions contemplated by the Share Exchange Agreement shall be consummated simultaneous with the Initial Closing Date of the sale of the Units offered to all Investors in accordance with this Agreement.

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(ii)

The Information Statement.

As contemplated by the Share Exchange Agreement, promptly following  completion of the sale of the Notes and Warrants of the Company described in this Agreement, the Company shall file with the SEC a Form 14C Information Statement (the “Information Statement”) and mail such Information Statement to the stockholders of Viscorp for the purpose, among other things, of amending and restating the certificate of incorporation of Viscorp (the “Viscorp Amended Charter”) that, inter alia, (A) authorizes for issuance an aggregate of 25,000,000 shares of Company preferred stock, containing such rights, privileges and designations as the board of directors of Viscorp may, from time to time determine (the “Viscorp Preferred Stock”), and (B) changing the corporate name of Viscorp to Tianyin Pharmaceutical Co., Inc.  The filing of the Viscorp Amended Charter and the Series A Certificate of Designation with the Secretary of State of the State of Delaware to authorize the Series A Preferred Stock for issuance shall be consummated promptly (and not later than three (3) Business Days) following the expiration of the 20 day notice period after the mailing of the definitive Information Statement to the stockholders of the Company.  The date on which the Viscorp Amended Charter and the Series A Certificate of Designation shall be filed with the Secretary of State of the State of Delaware to authorize for issuance the Series A Preferred Stock is referred to herein as the “Series A Preferred Stock Issuance Date.”

(iii)

Covenants of the Corporate Parties and the Viscorp Principal Stockholder.  By their execution of this Agreement: (A) each of the Corporate Parties and the Viscorp Principal Stockholder do hereby covenant and agree to consummate the Share Exchange on or before the Initial Closing Date; (B) Viscorp hereby covenants and agrees to file the Form 14C Information Statement with the SEC and use its best efforts to cause such Information Statement to be declared effective; and (C) the Company  covenants and agrees to file the Viscorp Amended Charter and the Series A Certificate of Designations with the Secretary of State of the State of Delaware and issue certificates evidencing the Series A Preferred Stock to the Investors as soon as legally permissible.

(iv)

Covenants of the Investors.

By their execution of this Agreement, each of the Investors who have executed this Agreement do hereby covenant and agree that upon the filing of the Series A Certificate of Designation with the Secretary of State of the State of Delaware, the Note issued to the Investor signatory hereto and all other Company Notes issued to all of Investors in the offering of the Units shall automatically, and without any further action on the part of the holder(s) thereof, be converted into and exchanged for a like Stated Value number of shares of Company Series A Preferred Stock, containing the rights, privileges and designations set forth in the Series A Certificate of Designations annexed hereto as Exhibit “C” and made a part hereof.

h.

Escrow of Funds.

Pending the Initial Closing, all funds received from Investors subscribing to the Units will be held in escrow by Messrs. Leser, Hunter, Taubman & Taubman, as escrow agent, all in accordance with the Escrow Agreement annexed hereto as Exhibit “E” and made a part hereof (the “Escrow Agreement”).

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2.

Representations and Warranties of Each Investor.  Each Investor severally (and not jointly) represents and warrants to Raygere solely as to such Investor that:

a.

Investment Purpose.  As of the date hereof and the Closing Date the Investor is purchasing the Notes, the Warrants, the Series A Preferred Stock (issued in exchange for the Note) and the shares of Company Common Stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares” and collectively with the Conversion Shares, the Notes, the Series A Preferred Stock and the Warrants, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

b.

Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

c.

Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

d.

Information.  The Investor and its advisors, if any, have had the opportunity to ask questions of management of the Company and its Subsidiaries and have been furnished with all information relating to the business, finances and operations of CTP and information relating to the offer and sale of the Securities which have been requested by the Investor or its advisors.  Neither such inquiries nor any other due diligence investigation conducted by the Investor or any of its advisors or representatives shall modify, amend or affect the Investor’s right to rely on the representations and warranties of the Corporate Parties contained in Section 3 below.  The Investor understands that its investment in the Securities involves a significant degree of risk.  The Investor further represents to the Company that the Investor’s decision to enter into this Agreement has been based solely on the independent evaluation of the Investor and its representatives.

e.

Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f.

Transfer or Re-sale.  The Investor understands that except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) the Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (iv) the Securities are sold pursuant to Rule 144, or (v) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation

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S”).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

g.

Legends.  The Investor understands that the Notes, the Series A Preferred Stock and the Warrants shall bear a restrictive legend in the form as set forth on Exhibit “A” and Exhibit “B”, respectively.  The Investor understands that, until such time as the resale of the Conversion Shares and the Warrant Shares (collectively, the “Underlying Shares”) have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Securities):

“Neither the offer nor sale of the securities represented by this certificate has been registered under the Securities Act of 1933, as amended, (the “Act”).  The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under the Act or unless sold pursuant to Rule 144 or Regulation S under the Act.”

h.

Residency.  The Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

i.

Short Sales.

The Investor may engage in short sales of Common Stock of Viscorp, to the extent permissible by applicable law and regulation.

3.

Representations and Warranties of the Corporate Parties.  Each of the Company, Raygere, the Raygere Stockholders, and Grandway severally (not jointly and severally) make the following representations and warranties to each Investor; provided, that, except where the context indicates otherwise, as used in this Section 3, all references to “Subsidiaries” shall mean the collective reference to Raygere, Grandway and CTP, as Subsidiaries of the Company:

a.

Organization and Qualification.

(i)

Each of the Company, Raygere, Grandway and CTP (individually a “Corporation” and collectively, the “Corporations”) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Corporations are each duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii)

“Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and the Subsidiaries, when taken as a consolidated whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

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b.

Subsidiaries.  Viscorp currently has no Subsidiaries.  Upon consummation of the Share Exchange, the Company will own 100% of the share capital of Raygere.  Raygere currently owns 100% of the share capital of Grandway and Grandway currently owns 100% of the share capital of CTP. As at the date hereof, and as at the consummation of the Share Exchange, the outstanding shares of capital stock or similar equity interests of such Subsidiaries will have been validly issued, fully paid and nonassessable.  Upon the consummation of the Share Exchange, such shares shall be owned (i) as to CTP by Grandway, (ii) as to Grandway by Raygere, and (iii) as to Raygere by the Company, in each case, free and clear of any lien, claim, mortgage, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third Party, easement, encroachment or encumbrance or any other right or adverse interest (“Liens”).

c.

Authorization; Enforcement.  Each of the applicable Corporations has all requisite corporate power and authority to enter into and perform and/or deliver this Agreement, the Notes, the Certificate of Designations in respect of the Series A Preferred Stock, the Warrants, the Registration Rights Agreement, and the Escrow Agreement (collectively, the “Documents”) and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof.  The execution and delivery of the Documents by each applicable Corporation and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the Warrants and the issuance and reservation for issuance of the Series A Preferred Stock, the Conversion Shares issuable upon conversion of the Series A Preferred Stock and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s Board of Directors and (except for the mailing of the Information Statement to its stockholders after approval of the contents thereof by the SEC) no further consent or authorization of Viscorp, its Subsidiaries, Board of Directors, or its shareholders is required.  This Agreement has been duly executed and delivered by each of the Corporations by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other Documents executed in connection herewith and bind each of the applicable Corporations accordingly.  This Agreement constitutes, and upon execution and delivery by the applicable Corporation the other Documents and Securities, each of such instruments will constitute, a legal, valid and binding obligation of the applicable Corporations enforceable against each such Corporation in accordance with its terms.

d.

Issuance of Underlying Shares.  The Underlying Shares are duly authorized and reserved for issuance and, upon conversion of the Series A Preferred Stock and/or exercise of the Warrants in accordance with their respective terms and payment of the consideration set forth in the Warrants, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Viscorp and will not impose personal liability upon the holder thereof.

e.

No Conflicts.  The execution, delivery and performance of this Agreement and the other Documents by the application Corporations that are Party hereto and thereto and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the issuance and reservation for issuance of the Underlying Shares) will not (i) conflict with or result in a violation of any provision of the certificate of incorporation, or articles of associate as amended (the “Articles”) of any of the Corporations or the by-laws, as amended, (the “By-laws”) of any of the Corporations, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which any of the Corporations is a Party or is otherwise bound or is a beneficiary, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations and regulations of any self-regulatory organizations to which any of the Corporations or their its securities are subject) applicable to any of the Corporations or by which any

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property or asset of any of the Corporations is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  None of the Corporations is in violation of its Articles, By-laws or other organizational documents and none of the Corporations is in default (and no event has occurred which with notice or lapse of time or both could put the any of the Corporations in default) under, and none of the Corporations have taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any of the Corporations is a Party or by which any property or assets of any of the Corporations is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Corporations, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity material to the business of such Corporations.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable laws of the People’s Republic of China, neither the Company nor its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third Party, in order for the execution, delivery or performance of any of its obligations under this Agreement and the other Documents in accordance with the terms hereof or thereof, or to issue and sell the Notes, Series A Preferred Stock and the Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Series A Preferred Stock and/or the Warrant Shares upon exercise of the Warrants.  Except for the filing and effectiveness of the Information Statement, and the filing with the Secretary of State of the State of Delaware of the Viscorp Amended Charter and the Series A Certificate of Designations, all consents, authorizations, orders, filings and registrations which any of the Corporations is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f.

Capitalization.

(i)

Immediately prior to the Initial Closing Date:

(A)

The Company shall be authorized by its Certificate of Incorporation to issue an aggregate of 50,000,000 shares of its Common Stock.  There shall be issued and outstanding an aggregate of 1,796,400 shares of Common Stock of Viscorp.

(B)

Raygere is authorized by its Articles of Association to issue an aggregate of 50,000 shares of its capital stock.  There shall be issued and outstanding an aggregate of 50,000 shares of capital stock of Raygere.

(ii)

Upon consummation of the Share Exchange, to occur on the Initial Closing Date and as a condition to the Initial Closing, the Company shall be authorized by its Certificate of Incorporation to issue an aggregate of 50,000,000 shares of its Common Stock.  There shall be issued and outstanding an aggregate of 14,587,200 shares of Common Stock.

(iii)

Upon the filing of the Viscorp Amended Charter and the Series A Certificate of Designations following the Final Closing Date, the Company shall be authorized by the Viscorp Amended Charter to issue an aggregate of 50,000,000 shares of Common Stock and an aggregate of 25,000,000 shares of Preferred Stock.  Assuming all 152.25 Units offered hereby are sold there shall be issued and outstanding (w) an aggregate of 14,587,200 shares of Company Common Stock, (x) an aggregate of a minimum of 6,250,000 shares and a maximum of 9,515,625 shares of Series A Preferred Stock, (y) a minimum of 3,125,000 Class A Warrants and a maximum of 4,757,812.5 Class A Warrants, and (z) a minimum of 3,125,000 Class B Warrants and a maximum of 4,757,812.5 Class B Warrants.  The foregoing excludes (1) options to purchase up to 50,000 shares of Company Common Stock, and (2)

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a minimum of 1,250,000 warrants and a maximum of 1,552,500 warrants (the “Brokers Warrants”), substantially identical to the Class A Warrants that may be issued to certain broker/dealers assisting the Company in the sale of the Securities.

g.

Financial Information.  Raygere was formed in January 2007 solely for the purpose of acquiring the share capital of Grandway and has conducted no material operations to date.  Grandway was formed in May 2007 solely for the purpose of acquiring the share capital of CTP and has conducted no material operations to date.  Each Investor has been furnished balance sheets and statements of operations of CTP as at June 30, 2006 and June 30, 2007, and for the respective fiscal years then ended (the “Audited Financial Statements”) and balance sheets and statements of operations of CTP as at September 30, 2006 and September 30, 2007, and for the respective three month periods then ended (the “Unaudited Financial Statements” and together with the Audited Financial Statements,” the “Financial Statements”).  The Financial Statements fairly represent the financial position of CTP as at such dates and the results of its operations for the periods then ended.  The Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis with prior periods, except that the Unaudited Financial Statements may not include all footnotes normally included under such generally accepted accounting principles.  The books of account and other financial records of CTP are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

h.

Absence of Certain Changes.  Since June 30, 2007, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of CTP.

i.

Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of any executive officer of any of the Corporations, threatened against or affecting any of the Corporations, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.  No executive officer of any of the Corporations have knowledge of any facts or circumstances which might give rise to any of the foregoing.

j.

Patents, Copyrights, Trademarks.

(i)

CTP owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated; there is no claim or action by any Person pertaining to, or proceeding pending, or to the knowledge of any executive officer of the Corporations threatened, which challenges the right of CTP with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the knowledge of any executive officer of the Corporations, as presently contemplated to be operated in the future); to the knowledge of any executive officer of the Corporations, neither CTP’s current and intended products, services and processes infringe on any Intellectual Property or other rights held by any Person; and no executive officer of the Corporations have knowledge of any facts or circumstances which might give rise to any of the foregoing.  CTP possesses all Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses, each as defined herein that are necessary to conduct its its business as now operated (and, to the knowledge of any executive officer of the Corporations, as presently contemplated to be operated in the future).

(ii)

“Copyrights” shall mean (i) copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, China or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or

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agency of the United States, any State thereof or any other country, including China; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright; (viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State or country, including China, and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

(iii)

“Copyright License” shall mean any agreement, written or oral, granting any right in or to any Copyright or Copyright registration, including, without limitation, licenses for the exclusive right to use a copyright owned by a third Party.

(iv)

“Patents” shall mean (i) letters patent of the United States, China or any other country, all registrations and recordings thereof and all applications for letters patent of the United States, China or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, including China; (ii) reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (iii) petty patents, divisionals and patents of addition; (iv) patents to issue in any such applications; (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (vi) rights to sue for past, present and future infringements of any patent.

(v)

“Patent License” shall mean any agreement, whether written or oral, granting any right with respect to any Patent.

(vi)

“Trademarks” shall mean (i) trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, including China (collectively, the "Marks"); (ii) any reissues, extensions or renewals thereof, (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (v) rights to sue for past, present and future infringements of the Marks.

(vii)

“Trademark License” shall mean any agreement, written or oral, granting any right in and to any Trademark or Trademark registration.

k.

Tax Status.  Each of the Corporations have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Corporations have set aside on its Financial Statements provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its Financial Statements provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the

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executive officers of the Company or its Subsidiaries know of any basis for any such claim.  None of the Corporations have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Corporation’s tax returns is presently being audited by any taxing authority.

l.

Permits; Compliance.  Each of the Corporations is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Permits”), and there is no action pending or, to the knowledge of any executive officer of the Corporations, threatened regarding suspension or cancellation of any of the Permits.  None of the Corporations is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Since June 30, 2007, none of the Corporations have received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

m.

Environmental Matters.  There are, with respect to the Corporations, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any environmental laws of China or other country in which the Corporations conduct business, and none of the Corporations have received any notice with respect to any of the foregoing, nor is any action pending or, to the knowledge of any executive officer of the Corporations, threatened in connection with any of the foregoing.  The term “Environmental Laws” means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.  Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by any of the Corporations, and no Hazardous Materials were released on or about any real property previously owned, leased or used by any of the Corporations during the period the property was owned, leased or used by such Corporations, except in the normal course of their businesses.  There are no underground storage tanks on or under any real property owned, leased or used by any of the Corporations that are not in compliance with applicable law.

n.

Title to Property.  Each of the Corporations have good and marketable title to all real property or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of each of the Corporations as presently conducted and as contemplated to be conducted, and has good and marketable title to all personal property owned by them which is material to the business of such Corporations, in each case free and clear of all Liens and defects except such as would not have a Material Adverse Effect.  Any real property and facilities held under lease by the Corporations are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

o.

Insurance.  CTP is insured by insurers of recognized financial responsibility against such losses and risks, including casualty and liability insurance, and in such amounts as management of CTP

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believes to be prudent and customary in the businesses in which the Corporations are engaged.  No executive officer of any of the Corporations have any reason to believe that CTP will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue such businesses at a cost that would not have a Material Adverse Effect.

p.

Foreign Corrupt Practices; Foreign Assets Control Regulations.  Neither the sale of the Securities hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating therefrom.  None of the Corporations nor any director or senior officer of any of the Corporations is a Person named on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list, nor is a Person prohibited under the OFAC programs.

q.

Solvency.  Each of the Corporations (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured).  Each of the Corporations (after giving effect to the transactions contemplated by this Agreement) has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

r.

No Investment Company.  None of the Corporations is, and upon the issuance and sale of the Securities as contemplated by this Agreement will be, an “investment company” as defined under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

s.

Exchange Act Filings.

Viscorp has fully and timely filed all annual, quarterly and periodic reports required to be filed by it under the United States Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and is a fully-reporting company under Section 12(g) of the Exchange Act.  The Company Common Stock is listed and trades on the NASD over-the-counter Bulletin Board (the “OTCBB”) and no stop order or notice of suspension of trading of its Common Stock on the OTCBB has been received from or threatened by any Person.

t.

Acknowledgment Regarding Investors’ Purchase of Securities.  Each of the Corporations acknowledges and agrees that the Investors are acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby.  Each of the Corporations further acknowledges that no Investor is acting as a financial advisor or fiduciary of any of the Corporations (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Investor’s purchase of the Securities.  Each of the Corporations further represents to each Investor that the decision of each Corporation to enter into this Agreement has been based solely on the independent evaluation of such Corporation and its representatives.

u.

No Integrated Offering.  None of the Corporations, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors.  The issuance of the Securities to the Investors will not be integrated with any other issuance of the securities (past, current or future) of any of the Corporations for purposes of any shareholder approval provisions applicable to such Corporation or its securities.

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v.

No Brokers.  Except for the payment of brokerage commissions and transaction fees to Tri Point Global Equities LLC, as placement agent (the “Placement Agent”) and to other broker dealers that are registered to engage in such activities in the United States, consisting, in the aggregate, of amounts equal to (i) commissions 8% of the total gross proceeds to be received from the sale of the Units offered hereby, (ii) a non-accountable expense allowance to Tri Point Global Equities LLC of 2% of the total gross proceeds to be received from the sale of the Units offered hereby, and (iii) Brokers Warrants, entitling the Placement Agent and other participating broker/dealers to acquire up to 8% of the total number of Underlying Shares issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants sold on or before to the Outside Closing Date, neither Viscorp nor Raygere has taken any action which would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

w.

General Solicitation.  Neither Viscorp, Raygere nor any other Person or entity authorized by Viscorp or Raygere to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes, the Series A Preferred Stock or the Warrants.

x.

Disclosure.  All information relating to or concerning the Corporations set forth in this Agreement and otherwise provided to the Investors in connection with the transactions contemplated hereby is true and correct in all material respects and has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Corporations or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement but which has not been so publicly announced or disclosed.

4.

Information.

a.

Financial Information.  For so long as any of the Notes or Series A Preferred Stock are outstanding, the Company shall send the following reports to each holder of the Notes (the “Holders”) the following:

(i)

At any time that the Company has a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or is filing reports with the SEC as required under Section 15(d) of the Exchange Act, then within three (3) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, provided, however, if any such document is available on the SEC’s EDGAR Filing System then Viscorp need not deliver a hard copy of such document to the Holders;

(ii)

At any time that the Company does not have a class of securities registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file reports with the SEC as required under Section 15(d) of the Exchange Act (“Non-Reporting Company”), then (A) within one hundred twenty (120) days after the end of each of the fiscal years a consolidated audited balance sheet for such fiscal year and the immediately preceding fiscal year, a consolidated income statement for such fiscal year and the immediately preceding two fiscal years, a consolidated cash flow statement for such fiscal year and the immediately preceding two fiscals year and a consolidated shareholders’ equity statement for such fiscal year and the immediately preceding two fiscals year, (B) within sixty (60) days after the end of each of the fiscal quarters (other than a fiscal quarter which is also the end of the Company’s fiscal year) a consolidated unaudited balance sheet for such fiscal quarter, a consolidated income statement for such fiscal quarter and a consolidated cash flow statement for such fiscal quarter, in

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each case all in accordance with United States GAAP, or generally accepted accounting principles, and each certified by the Chief Executive Officer and Chief Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations, subject to, in the case of unaudited financial statements, changes resulting from normal audit adjustments; and,

(iii)

promptly upon their becoming available, one copy of (A) each report, notice or proxy statement sent by the Company or its Subsidiaries to securities holders generally, and (B) each registration statement, and each prospectus and all amendments thereto filed by the Company or its Subsidiaries with the SEC, provided, however, if any such document is available on the SEC’s EDGAR Filing System then the Company need not deliver a hard copy of such document to the Holders.

b.

Notice of Default or Event of Default.  Promptly, and in any event within ten (10) Business Days after any Corporation becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given notice or taken any action with respect to a claimed default of the type referred to in Section 9, the applicable Corporation shall deliver to each holder of the Notes or Series A Preferred Stock a written notice specifying the nature and period of existence thereof and what action the applicable Corporation is taking or proposes to take with respect thereto.

c.

Notices from Governmental Authorities.  Promptly, and in any event within three (3) Business Days of receipt thereof, the applicable Corporation shall deliver to each holder of the Notes or Series A Preferred Stock copies of any notice from any governmental authority alleging a violation of any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

d.

Requested Information.  With reasonable promptness, the applicable Corporation shall deliver to each holder of the Notes or Series A Preferred Stock such other data and information relating to the business, operations, affairs, financial condition, assets or properties of such Corporation or relating to the ability of such Corporation to perform its obligations hereunder and under the Notes or Series A Preferred Stock, as from time to time may be reasonably requested by any such holder of such Securities.

5.

Conditions to the Company’s Obligation to Sell.  The obligation of the Company to issue and sell the Notes and the Warrants to an Investor at each of the Closings (including the Initial Closing) is subject to the satisfaction, at or before the Initial Closing Date and each subsequent Closing Date of each of the following conditions thereto, provided that these conditions are for Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.

The applicable Investor shall have executed this Agreement, the Registration Rights Agreement and a subscription agreement in the form of Exhibit F annexed hereto (the “Subscription Agreement”) and delivered the same to the Company.

b.

The applicable Investor shall have delivered the Purchase Price in accordance with Section 1(c) above.

c.

The representations and warranties of the applicable Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Investor at or prior to the Closing Date.

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d.

No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.

Conditions to Each Investor’s Obligation to Purchase.  The obligation of each Investor hereunder to purchase the Notes and the Warrants at each of the Closings (including the Initial Closing) is subject to the satisfaction, at or before the Initial Closing Date and each subsequent Closing Date of each of the following conditions, provided that these conditions are for such Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion:

a.

The Investors shall have received a copy of this Agreement, the Registration Rights Agreement, and the Subscription Agreement, duly executed by all applicable Parties thereto (other than the Investor).

b.

The Company shall have delivered to such Investor duly executed Notes (in such denominations as such Investor shall request) and Warrants in accordance with Section 1(b) above.

c.

The representations and warranties of each of the Corporations shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and each of the Parties hereto (other than the Investor) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Parties at or prior to the Closing Date.  Such Investor shall have received a certificate or certificates, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor or its legal counsel.

d.

No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

e.

No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

f.

Share Exchange.  The Share Exchange and all of the transactions contemplated by the Share Exchange Agreement shall have been consummated as at the Initial Closing.

g.

PRC Legal Opinion.  The Investors shall have received a satisfactory legal opinion of PRC counsel in the form annexed as Exhibit G hereto.

7.

Affirmative Covenants.  Each of the Parties hereto (other than the Investors) do hereby covenant and agree that:

a.

Use of Proceeds.  The Company shall use the proceeds from the sale of the Notes and the Warrants as follow:

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Use	Minimum Offering ($)	Maximum Offering ($)
Manufacturing Expansion	3,300,000	4,968,750
Marketing & Sales	2,900,000	4,368,750
Research & Development	1,250,000	1,893,750
Working Capital	2,550,000	3,993,750
Total	10,000,000	15,225,000

b.

Authorization and Reservation of Shares.  The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Series A Preferred Stock and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith Except in the case of combinations of Common Stock (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise), Viscorp shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of each Investor.

c.

Registration of Registrable Securities.

  The Company shall register under the Securities Act of 1933, as amended, all of the Conversion Shares and Warrant Shares underlying the Series A Preferred Stock and Warrants issued to the Investor under this Agreement,  pursuant to the Registration Rights Agreement annexed hereto as Exhibit “D” and made a part hereof.

d.

2008 and 2009 Target Performance and Escrow of Certain Management Shares.

(i)

For its fiscal year ending June 30, 2008, the Company is projecting “Reported Net Income” (as hereinafter defined) of not less than $5.6 million (the “2008 Target Income”) or “Fully-Diluted EPS” (as hereinafter defined) of not less than $0.16 per share. (the “2008 Target EPS”).  For its fiscal year ending June 30, 2009, the Company is projecting “Reported Net Income” (as hereinafter defined) of not less than $7.2 million (the “2009 Target Income”) or “Fully-Diluted EPS” (as hereinafter defined) of not less than $0.20 per share. (the “2009 Target EPS”).  Investors in the Units are relying in part upon CTP as the operating Subsidiary of Viscorp achieving such income goals.

(ii)

Simultaneous with or immediately prior to the Share Exchange, the executive officers and other members of the senior management of Viscorp and all of its Subsidiaries (collectively, the “Management Group”) shall cause the all or certain of the Rayere Stockholders to deliver to an attorneys’ escrow to be maintained by Leser Hunter Taubman & Taubman, as escrow agent (the “Escrow Agent”) that number of shares of Company Common Stock owned by them that shall equal 10% of the sum of (A) the issued and outstanding shares of Common Stock as of the Closing Date, and (B) the aggregate number of the Conversion Shares under the Notes and/or the Series A Preferred Stock (collectively, the “Escrowed Shares”). For purposes only of the calculations under this Section 7d, it is assumed that there shall be 2,208,720 Escrowed Shares.

(iii)

As used in this Section 7d, the following terms shall have the meanings set forth below:

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(A)

Reported Net Income - shall mean the audited net income of the Company and its consolidated Subsidiaries (before foreign exchange impact and dividends payable), as reported in the Company’s Form 10-K Annual Reports for each of its fiscal years ending June 30, 2008 and June 30, 2009, respectively.

(B)

Fully-Diluted EPS - shall mean the net earnings of the Company, as reported in the Company’s Form 10-K Annual Reports for each of its fiscal years ending June 30, 2008 and June 30, 2009, respectively, and as divided by the aggregate number of shares of fully-diluted Common Stock, after giving effect to the conversion into Common Stock of all outstanding Notes or Series A Preferred Stock and after exercise of all outstanding Warrants and options to purchase shares of Common Stock.

(C)

2008 Performance Threshold - shall mean both (x) the 2008 Target Income and (y) the 2008 Target EPS.

(D)

2009 Performance Threshold - shall mean both (x) the 2009 Target Income and (y) the 2009 Target EPS.

(iv)

In the event that the Company shall achieve at least 92% or more of the 2008 Performance Threshold (ie. both $5,152,000 of Reported Net Income for fiscal 2008 and $0.15of Fully-Diluted EPS for fiscal 2008, then and in such event an aggregate of 22.727% of the Escrowed Shares (500,000 shares assuming 2,208,720 Escrowed Shares) shall be released from escrow and delivered to the Management Group within five (5) Business Days of the date of the filing of the Company’s Form 10-K Annual Report for the 2008 fiscal year.

(v)

In the event that the Company shall achieve at least ninety-two percent (92%) or more of the 2009 Performance Threshold (ie. both $6,624,000 of Reported Net Income for fiscal 2009 and $0.19 of Fully-Diluted EPS for fiscal 2009 then and in such event the remainder of the Escrowed Shares after distributions to the Investors, if any, as provided for in Section 7(d)(vi) below, shall be released from escrow and delivered to the Management Group within five (5) Business Days of the date of the filing of the Company’s Form 10-K Annual Report for the 2009 fiscal year.

(vi)

In the event that the Company achieves less than ninety-two percent (92%) of the 2008 Performance Threshold, then and in such event the Escrowed Shares shall be delivered as follows:

(A)

the Investors (pro rata as among them based on the number of shares of Series A Preferred Stock and/or Conversion Shares of Common Stock owned by such Investors as at June 30, 2008) shall receive, by a date which shall be not later than five (5) Business Days after the date of the filing of the Company’s Form 10-K Annual Report for the 2008 fiscal year, a number of the Escrowed Shares as shall be equal to 73,624 Escrowed Shares for each one percent (1%) or fraction of one percent by which ninety-two percent (92%) of the lower of the 2008 Target Income or 2008 Target EPS was not achieved, up to an aggregate maximum of 1,104,360 Escrowed Shares.

(B)

In the event and to the extent that less than 22.727% of the Escrowed Shares (500,000 shares assuming 2,208,720 Escrowed Shares) are distributed to the Investors, as aforesaid, then the difference between 22.727% of the Escrowed Shares and the number of Escrowed Shares delivered to the Investors shall be released to and delivered to the Management Group. The remaining Escrowed Shares shall remain in escrow as Escrowed Shares.

(C)

In the event that all  1,104,360 Escrowed Shares are distributed and delivered or deliverable to the Investors as a result of the application of the above formula, then and in such event the Company shall issue to the Investors (pro rata as among them based on the number of shares of Series A Preferred Stock or Conversion Shares of Common Stock owned by such Investors as at June 30, 2008) additional warrants (the “2008 Warrants”) entitling such Investors to purchase up to 1,000,000 additional shares of Common Stock at an exercise price of $1.00 per share at any time during

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the period commencing with the delivery of such 2008 Warrants and ending three (3) years from such date of delivery (such 2008 Warrants to have the same terms, other than exercise price, as the Class A Warrants).

For the avoidance of doubt, if, for example, the Company’s fiscal 2008 actual Reported Net Income is $4,984,000 and the actual fiscal 2008 Fully-Diluted EPS was $0.14 per share, such figures would represent approximately 89% of the 2008 Performance Threshold.  Accordingly, a total of 220,872  Escrowed Shares (73,624 Escrowed Shares x 3 (92%-89%)) will be delivered to the Investors, 279,128 Escrowed Shares will be released to the Management Group, and no 2008 Warrants will be issued.

(vii)

In the event that the Company achieves less than ninety-two percent (92%) of the 2009 Performance Threshold, then and in such event the Escrowed Shares shall be delivered as follows:

(A)

the Investors (pro rata as among them based on the number of shares of Series A Preferred Stock and/or Conversion Shares of Common Stock owned by such Investors as at June 30, 2009) shall receive, by a date which shall be not later than five (5) Business Days after the date of the filing of the Company’s Form 10-K Annual Report for the 2009 fiscal year, a number of the Escrowed Shares as shall be equal to  73,624 Escrowed Shares for each one percent (1%) or fraction of one percent by which ninety-two percent (92%) of the lower of the 2009 Target Income or 2009 Target EPS was not achieved, up to an aggregate maximum of (x) 1,104,360 Escrowed Shares, and (y) any Escrowed Shares not distributed to the Investors or the Management Group pursuant to Section 7(d)(vi).

(B)

All remaining Escrowed Shares that are not delivered or deliverable to Investors shall be delivered to the Management Group not later than five (5) Business Days after the date of the filing of the Company’s Form 10-K Annual Report for the 2009 fiscal year.

(C)

In the event that all 1,104,360 Escrowed Shares allocable to the 2009 Performance Threshold are distributed and delivered or deliverable to the Investors as a result of the application of the above formula, then and in such event, in addition to (and not in lieu of) any 2008 Warrants issued to Investors,  the Company shall issue to the Investors (pro rata as among them based on the number of shares of Series A Preferred Stock or Conversion Shares of Common Stock owned by such Investors as at June 30, 2009) additional warrants (the “2009 Warrants”) entitling such Investors to purchase up to 1,000,000 additional shares of Common Stock at an exercise price of $1.00 per share at any time during the period commencing with the delivery of such 2009 Warrants and ending three (3) years from such date of delivery (such 2009 Warrants to have the same terms, other than exercise price, as the Class A Warrants).

For the avoidance of doubt, if, for example:

(1)

the Company’s fiscal 2009 actual Reported Net Income is $6,000,000 and the actual fiscal 2008 Fully-Diluted EPS was $0.17 per share, such figures represent only 83.333% of the 2009 Performance Threshold.  Accordingly, a total of  638,099 Escrowed Shares (73,624 Escrowed Shares x 8.667 (92%-83.333%)) will be deliverable to the Investors, any remaining Escrowed Shares will be released and delivered to the Management Group and no 2009 Warrants will be issued to the Investors; or

(2)

the Company’s fiscal 2009 actual Reported Net Income is only $5,544,000 and the actual fiscal 2008 Fully-Diluted EPS was $0.16 per share, such figures represent only 77% of the 2009 Performance Threshold.  Accordingly, a total of  1,104,360 Escrowed Shares (73,624 Escrowed Shares x 15 (92%-77%)) will be deliverable to the Investors, any remaining Escrowed Shares will be released and delivered to the Management Group, and all 2009 Warrants will be issued to the Investors.

e.

Lock-Up Agreement.

Simultaneous with the Share Exchange, the THFC Parties, as members of the Management Group shall enter into agreements with the Company (the “Lockup

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Agreements”) pursuant to which they shall each agree: (i) not to effect any public sale or distribution of any of their shares of Common Stock for a period equal to the earlier to occur of (A) twelve months from consummation of the Share Exchange, or (B) six (6) months after the registration under the Securities Act of the Conversion Shares and the Warrant Shares pursuant to the Registration Rights Agreement (the “Restricted Period”), and (ii) following such Restricted Period, not sell more than one twelfth (1/12) of their individual shares of Common Stock per month.

f.

No Loans or Advances.  Until three years from the Closing Date, the Company and its Subsidiaries (direct or indirect) will not make any loans, advances or other extensions of credit to the executive officers or directors of the Company, any Subsidiary or any Related Company or any family member or Affiliate of any of such executive officers or directors.

g.

Post-Financing Capitalization Table.  Not later than ten (10) days following the Outside Closing Date, the Company will provide the Investors with a capitalization table, on a non-diluted and fully-diluted basis, giving effect to the conversion of all convertible securities and the exercise of all outstanding Warrants and options.

h.

Stock Options to Management Group.

    Until a date which shall be three (3) years from the “Issuance Date” (as defined in the Certificate of Designations) of the Series A Preferred Stock, without the prior written consent of holders of a majority of the outstanding Notes and/or Series A Preferred Stock, the Company shall not issue to members of the Management Group stock options or other rights to purchase shares of Common Stock (collectively, “Options”) that shall aggregate more than ten (10%) percent of the aggregate number of shares of Company Common Stock outstanding as at the date of issuance of such Options.

8.

Events of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

a.

the Company defaults in the payment of the outstanding principal amount of any Note when the same becomes due and payable on the Maturity Date and such default has not been cured for twenty (20) Business Days; or

b.

the Company defaults in the payment of any interest on any Note for more than ten (10) Business Days after the same becomes due and payable; or

c.

other than in respect of the obligation to authorize for issuance the Series A Preferred Stock and issue the applicable number of shares of Series A Preferred Stock to the Investors in exchange for and in cancellation of the Notes, the Company defaults in the performance of or compliance with any covenant contained in Section 7, and such default has not been cured for twenty (20) Business Days after the earlier of (i) an executive officer of the Company obtained actual knowledge of such default and (ii) written notice of default is given to the Company; or

d.

any representation or warranty made by or on behalf of the Corporations in this Agreement or the other Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made, and such condition, if capable of being cured, has not been cured for twenty (20) Business Days after the earlier of (i) an executive officer of the Company obtained actual knowledge of such condition and (ii) written notice of default is given to the Company; or

e.

any of the Corporations (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a

- 20 - 32

petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

f.

a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any of the Corporations, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any of the Corporations, or any such petition shall be filed against any of the Corporations and such petition shall not be dismissed within sixty (60) days; or

g.

a final judgment or judgments for the payment of money in excess of (U.S.)$250,000 are rendered against one or more of the Corporations, which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay.

9.

Remedies on Default, Etc.

a.

Acceleration.

(i)

If an Event of Default described in paragraph (e) or (f) of Section 8 (other than an Event of Default described in clause (i) of paragraph (e) or described in clause (vi) of paragraph (e) by virtue of the fact that such clause encompasses clause (i) of paragraph (e)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(ii)

If any other Event of Default has occurred and is continuing, holders of a majority or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(iii)

If any Event of Default described in paragraph (a) of Section 8 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 9(a), whether automatically or by declaration (a “Default”), such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

b.

Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 9(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

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c.

Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (i) or (ii) of Section 9(a), the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (i) the Company has paid all overdue interest on the Notes and all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 13, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 9(c) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

d.

No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 11, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 9, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

e.

Default Interest.  During any period that an Event of Default has occurred and is continuing, any amount of principal on the Notes then outstanding shall bear interest (the “Default Interest”), and the Company shall pay to the holder thereof in cash as liquidated damages and not as a penalty, at the rate equal to (i) two percent (2%) for the first thirty (30) days, or fraction thereof, after such Event of Default has occurred and (ii) thereafter three and one-half percent (3.5%) for each thirty (30) day period, or fraction thereof, until the earlier of (A) the Notes, including accrued but unpaid interest thereon, are paid in full and (B) such Default or Event of Default, if curable under the terms of this Agreement, has been cured.  Such Default Interest shall be paid to the holders of such Notes by the fifteenth (15th) day of the month following the month in which it has accrued or, if not so paid, shall be added to the principal amount of such holder’s Notes, in which event interest shall accrue thereon in accordance with the terms of the Notes.

10.

Registration; Exchange; Substitution of Notes.

a.

Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

b.

Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may

- 22 - 32

request and shall be substantially in the form of Exhibit “A.”  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  Notes shall not be transferred in denominations of less than $50,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $50,000.

c.

Replacement of Notes.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be notice from such holder of such ownership and such loss, theft, destruction or mutilation), and

(i)

in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, (A) a Investor, or (B) other Person with a minimum net worth of at least the then-outstanding principal amount of the Notes so lost, stolen, destroyed or mutilated, then such Investor’s or other Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(ii)

in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

11.

Payment on Notes.

a.

Place of Payment.  Subject to Section 11(b), payments of principal and interest becoming due and payable on the Notes shall be made in U.S. Dollars at the principal office of the Company.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

b,

Home Office Payment.  So long as an Investor or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 11(a) or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest in U.S. Dollars and by the method and at the address specified for such purpose below such Investor’s name on the signature page hereto, or by such other method or at such other address as such Investor shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Investor shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 11(a).

c.

Allocation of Prepayment.  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

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12.

Indemnification.

a.

Survival.  All representations, warranties and covenants in this Agreement and the other Documents will survive the Closing.  The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties and covenants.

b.

Indemnification.  The Company and each of the Subsidiaries (collectively, the “Indemnifying Parties”) will jointly and severally indemnify and hold harmless the Investors, each of their officers, partners, managers, and all Persons who control (as such term is defined under the Securities Act or the Exchange Act) such Investor or the Collateral Agents (each an “Indemnified Party” and collectively the “Indemnified Parties”), and will pay to the Indemnified Parties the amount of, any loss, liability, claim, damage, expense, including costs of investigation and defense and reasonable attorneys’ fees, (collectively, “Damages”) arising, directly or indirectly, from or in connection with (i) any breach of any material representation or warranty made by any of the Indemnifying Parties in this Agreement or the other Documents, or (ii) any breach by any of the Indemnifying Parties of any material covenant or obligation of any of the Parties (other than the Investors) contained in the Notes, the Series A Preferred Stock, the Warrants, or the Registration Rights Agreement.

c.

Time Limitations.  The Indemnifying Parties shall have no liability (for indemnification or otherwise) with respect to any breach of any representation or warranty, unless on or before the date three (3) years from the Outside Closing Date, an Indemnified Party notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Indemnified Party.

d.

Procedure for Indemnification.  If a claim is to be made against any or all of the Indemnifying Parties under Section 12(b), the Indemnified Party shall give notice to the Indemnifying Parties of such claim.  In the event that the Indemnifying Party or Parties objects in writing to any claim for Damages, the Indemnified Party and such Indemnifying Parties shall attempt in good faith to resolve the dispute.  The remedies provided in this Section 12 will not be exclusive of or limit any other remedies that may be available to the Investors.  When determining Damages under this Section 12, all materiality qualifiers will be disregarded.

13.

Amendment and Waiver.

a.

Requirements.  This Agreement and any other Document may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority of the then-outstanding principal amount of the Notes or Series A Preferred Stock.

b.

Solicitation of Holders of Notes.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13 to each holder of outstanding

- 24 - 32

Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

c.

Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

d.

Notes Held by Company.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

14.

Governing Law; Jury Trial.

a.

Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified herein, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

b.

Waiver of Jury Trial.  Each Party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Agreement, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each Party hereto acknowledges that this waiver is a material inducement for each Party to enter into a business relationship, that each Party has relied on this waiver in entering into this Agreement and that each Party will continue to rely on this waiver in their related future dealings.  Each Party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such Party knowingly and voluntarily waives its rights to a jury trial following such consultation.

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This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.

Miscellaneous.

a.

Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

b.

Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

c.

Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Party to be charged with enforcement.

d.

Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a Party.  The addresses for such communications shall be:

If to the Company any of the Subsidiaries or the Viscom Principal Stockholders:

Viscorp, Inc.

c/o Time Poly Management Limited and

CMark Holding Co., Ltd.

14 Wall Street, 20th floor

New York, New York 10005

Attn:  Stewart Shiang Lor

with copies to:

Leser Hunter Taubman & Taubman

17 State Street

Suite 1610

New York, New York 10004

Attn: Louis Taubman, Esq.

Telephone: (212) 732-7184

Facsimile: (212) 202-6380

If to TriPoint:

TriPoint Global Equities LLC

17 State Street, 16th floor

New York, New York 10004

Attn:

Mark Elenowitz, Chief Executive Officer

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Telephone: (212) 732-7184

Facsimile: (212) 202-6380

If to an Investor:

At the address of such Investor as is set forth immediately below his or its name on the counterpart signature pages hereto,

with copies to:

Hodgson Russ LLP

1540 Broadway, 24th Floor

New York, New York 10036

Attn: Stephen A. Weiss, Esq.

Telephone: (212) 751-4300

Facsimile: (212) 751-0928

Each Party shall provide notice to all of the other parties of any change in address.

e.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither the Company, Raygere, the Raygere Stockholders the Viscorp Principal Stockholder nor Grandway shall assign this Agreement or any obligations hereunder without the prior written consent of the other Parties hereto and the holders of a majority of the outstanding Notes and/or Series A Preferred Stock.  Notwithstanding the foregoing, any Investor may assign its rights hereunder to any Person that purchases any of the Securities in a private transaction from such Investor or to any of its Affiliates without the consent of any other Parties hereto, so long as such Investor provides notice of same to the Company.

f.

Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto, the Investors and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

g.

Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

h.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

i.

Remedies.  The Company, the Raygere Stockholders, the Viscorp Principal Stockholder and Grandway each acknowledge that a breach by any of them of their respective obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, each of the foregoing Parties acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by any of such Parties of the provisions of this Agreement, that the harmed Party shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

- 27 - 32

j.

Nonliability of the Investors.  The relationship between the Investor, on one hand, and each of the Company, Raygere, the Raygere Stockholders, the Viscorp Principal Stockholder and Grandway, on the other hand, is, and shall at all times remain, solely that of the Investor as a purchaser of securities.  The Investors neither undertake nor assume any responsibility or duty to any of the other Parties hereto to review, inspect, supervise, pass judgment upon, or inform any of the other Parties of any matter in connection with any phase of the business, operations, or condition, financial or otherwise of any of such Parties.  The Corporate Parties (other than the Investor) shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to any Party hereto, or any representative or agent of the Investors, in connection with any such matter is for the protection of the Investors, and none of the other Parties hereto is entitled to rely thereon.

k.

Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein and therein, wherever enacted, now or at any time hereafter in force, or which may effect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of power herein granted to the holders of the Notes, but shall suffer and permit the execution of every such power as though no such law had been enacted.  All agreements between the Company and holders of the Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason or demand or acceleration of the final maturity date of the Notes or prepayment or otherwise, shall the interest contracted for (or any original issue discount that would be determined to be interest), charged, received, paid or agreed to be paid to holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the “Applicable Law”).  If, from any circumstances whatsoever, interest (or any original issue discount that would be determined to be interest) would otherwise be payable to any holder of the Notes in excess of the maximum amount permissible under Applicable Law, the interest payable to such holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances such holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable.  All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law.

l.

Obligations Several Not Joint.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional Party in any proceeding for such purpose.  Each Investor has been represented by, or has had the opportunity to be represented by, its own separate legal counsel in its review and negotiation of all of the Documents.

- 28 - 32

m.

Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party.  This Agreement, once executed by a Party, may be delivered to the other Party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement and such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof..

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

THE COMPANY:

VISCORP, INC.

By: ______________________________________

_________________________

Chairman and CEO

RAYGERE:

RAYGERE LIMITED

By: ______________________________________

Name: _________________________

Title:

By: ______________________________________

Name: _________________________

Title:

THE RAYGERE STOCKHOLDERS:

TIME POLY MANAGEMENT LIMITED

By: ______________________________________

Stewart Shiang Lor,

Director

CMARK HOLDINGS CO. LTD.

By: ______________________________________

Stewart Shiang Lor,

Director

HAPPYVALE LIMITED

By: ______________________________________

Brian Pak Lun Mok,

Director

- 30 - 32

FARTOP MANAGEMENT LIMITED

By: ______________________________________

Yinzi Tang,

Director

GRANDWAY:

GRANDWAY GROUP HOLDINGS LIMITED

By: _____________________________

Guoqing Jiang, Director

VISCORP PRINCIPAL STOCKHOLDER:

______________________________________

CHARLES DRISCOLL

[signature page continues on next page]

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INVESTOR SIGNATURE PAGE:

[PRINT NAME OR NAME OF ENTITY]

By:

______________________________________

Name:

______________________________________

Title:

______________________________________

IF AN ENTITY - JURISDICTION OF FORMATION:

__________________

ADDRESS:

Attn:

Facsimile:

Telephone:

Email:

With copies of notices to:

ADDRESS:

Attn:

Facsimile:

Telephone:

Email:

AGGREGATE SUBSCRIPTION AMOUNT:

Purchase Price:

(U.S.)$__________

Principal Amount of Notes: Equal to Investor’s Purchase Price

(U.S.)$__________

Number of Class A Warrants: Equal to 50% of the  Principal Amount of Note divided by $1.60

____________

Number of Class B Warrants:  Equal to 50% of the  Principal Amount of Note divided by $1.60

____________

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